Press Release

Contact:

Lisa Wilson

In-Site Communications, Inc.

T: 212-452-2793

E: lwilson@insitecony.com

BioScrip Announces Resignation of Hai V. Tran as Chief Financial Officer

Company Initiates Search Process for Permanent CFO

ELMSFORD, N.Y., February 4, 2015 – BioScrip, Inc. (NASDAQ: BIOS) (the “Company”) today announced that Hai V. Tran, Senior Vice President, Chief Financial Officer and Treasurer, has tendered his resignation, effective March 27, 2015, in order to pursue other opportunities. The Company has engaged a leading executive search firm to help identify his replacement.

Richard M. Smith, President and Chief Executive Officer of BioScrip, said, “We would like to thank Hai for his contributions and leadership during a period of significant transformation at BioScrip. We wish him all the best in his future endeavors.”

Mr. Tran said, “I am proud of the progress BioScrip has made in executing on its strategy of transforming into an infusion leader. I look forward to helping facilitate a seamless transition of the CFO role.”

About BioScrip, Inc.

BioScrip, Inc. is a leading national provider of infusion and home care management solutions. BioScrip partners with physicians, hospital systems, facilities-based providers, healthcare payors, and pharmaceutical manufacturers to provide patients access to post-acute care services. BioScrip operates with a commitment to bring customer-focused pharmacy and related healthcare infusion therapy services into the home or alternate-site setting. By collaborating with the full spectrum of healthcare professionals and the patient, BioScrip provides cost-effective care that is driven by clinical excellence, customer service, and values that promote positive outcomes and an enhanced quality of life for those it serves. BioScrip provides its infusion and home care services from over 70 locations across 29 states.

Forward-Looking Statements – Safe Harbor This press release includes statements that may constitute "forward-looking statements," including projections of certain measures of the Company's results of operations, projections of certain charges and expenses, and other statements regarding the Company's goals, regulatory approvals and strategy. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. You can identify these statements by the fact that they do not relate strictly to historical or current facts. In some cases, forward-looking statements can be identified by words such as "may," "should," "could," "anticipate," "estimate," "expect," "project," “outlook,” “aim,” "intend," "plan," "believe," "predict," "potential," "continue" or comparable terms. Because such statements inherently involve risks and uncertainties, actual future results may differ materially from those expressed or implied by such forward-looking statements. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those in the forward-looking statements as a result of various factors. Important factors that could cause or contribute to such differences include but are not limited to risks associated with: the Company's ability to integrate any acquisitions; the Company's ability to grow its Infusion Services segment organically or through acquisitions and obtain financing in connection therewith; its ability to reduce operating costs while sustaining growth; reductions in federal, state and commercial reimbursement for the Company's products and services; increased government regulation related to the health care and insurance industries; as well as the risks described in the Company's periodic filings with the Securities and Exchange Commission, including the Company's annual report on Form 10-K for the year ended December 31, 2013. The Company does not undertake any duty to update these forward-looking statements after the date hereof, even though the Company's situation may change in the future. All of the forward-looking statements herein are qualified by these cautionary statements.